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EXHIBIT 23 - CONSENT OF ERNST & YOUNG LLP

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-43807 and Form S-3 No. 333-23745) of National TechTeam, Inc. and in the related Prospectuses and in Registration Statements (Form S-8 No. 333-04731 and Form S-8 No. 333-04733) pertaining to National TechTeam, Inc.'s stock option plans, of our report dated March 26, 1998, with respect to the consolidated financial statements of National TechTeam, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1997.



                                        /s/ Ernst & Young LLP

Detroit, Michigan
March 26, 1998